Exhibit 99.2

Sterling Bancorp, Inc.

One Towne Square, Suite 1900

Southfield, MI 48076

QUESTIONS AND ANSWERS ABOUT THE TRANSACTIONS ANNOUNCED TODAY BY STERLING BANCORP, INC.

The following are some questions that you may have about the transactions announced today by Sterling Bancorp, Inc., a Michigan corporation and unitary thrift holding company (the “Company” or “Sterling”), and brief answers to those questions.

•	What was announced?

o	The Company announced today that it has entered into a definitive stock purchase agreement (the “Purchase Agreement”) with EverBank Financial Corp, a Delaware corporation (“EverBank”), under which EverBank will acquire from the Company all of the issued and outstanding capital stock of Sterling Bank and Trust, F.S.B., a federal savings bank (the “Bank”). Following the completion of the sale of the Bank’s capital stock to EverBank (the “Transaction”), EverBank will cause the Bank to merge with and into EverBank, National Association, the bank subsidiary of EverBank, with EverBank, National Association as the surviving bank and, following the bank merger, the separate corporate existence of the Bank will cease. In addition, the Company announced today that its board of directors (the “Company Board”) has adopted a plan of dissolution (the “Plan of Dissolution”) which provides for the dissolution of the Company under Michigan law following the closing of the Transaction.

•	What are the financial terms of the Purchase Agreement?

o	Under the terms of the Purchase Agreement, the Company is selling all of the issued and outstanding shares of capital stock of the Bank to EverBank for a fixed purchase price of $261,000,000 to be paid to the Company.

•	Why is the Company entering into the Purchase Agreement now?

o	The Company Board has been considering the Company’s strategic initiatives for several years, and previously retained outside consultants to help model scenarios where the Company would maintain independent operations. In December 2022, the Company engaged Keefe, Bruyette & Woods, Inc., a Stifel Company (“KBW”), to act as the Company’s financial advisor to assist the Company in exploring and evaluating potential opportunities for a strategic combination with another bank. However, beginning in March 2023, the banking industry experienced the collapse of three large depository institutions, which negatively impacted the market for bank acquisitions. The Company’s strategic efforts continue to be complicated by business conditions in the community banking industry, and the Company’s ability to generate meaningful earnings and growth remains hindered by the absence of a diversified business model. The Company Board ultimately determined there was no practical way to pursue any form of stand-alone independent operations given the extremely high costs required and multiple years needed to execute a new strategic vision. The financial risks and potential need for a dilutive equity raise make pursuing a stand-alone strategy impractical given prevailing economic conditions and the lack of a robust capital market for community banks. Accordingly, the Company Board believes that entering into the Purchase Agreement with EverBank at this time and subsequently winding down and dissolving the Company is the best strategic alternative for the Company’s shareholders.

•	Who advised the Company in connection with the Transaction?

o	KBW acted as financial advisor to the Company, and Arnold & Porter Kaye Scholer LLP served as legal advisor to the Company. Hovde Group, LLC also acted as financial advisor to the Company solely to provide certain additional financial advisory services to the Company’s board of directors.

•	Will the Transaction be impacted in any way by the Company’s Plea Agreement with the Department of Justice?

o	No. The Company has communicated the terms of the Transaction to the U.S. Department of Justice (the “DOJ”) and does not expect that the Transaction will be impacted by the Plea Agreement entered into with the DOJ. No consent of the DOJ is required for the Company to enter into the Purchase Agreement or the Plan of Dissolution.

•	Who is EverBank?

o	EverBank is a bank holding company owned by funds managed by Stone Point Capital, Warburg Pincus, Reverence Capital Partners, Sixth Street Partners, and Bayview Asset Management (collectively, the “New Investors”) as well as Teachers Insurance and Annuity Association of America, which previously owned 100% of EverBank before the New Investors completed the acquisition of their equity interests on July 31, 2023. Its shares are not publicly traded. It is headquartered in Jacksonville, Florida and had approximately $39.5 billion in assets as of June 30, 2024, with a mix of commercial and residential loans. Additionally, EverBank held $28.7 billion in deposits as of June 30, 2024. EverBank’s retail deposit business is conducted primarily through its online direct bank and is seeking a stable branch platform to diversify and expand funding sources, including a California operation where a portion of its management team is located.

•	How will EverBank fund the Transaction?

o	EverBank intends to fund the Transaction with its cash on hand. The Purchase Agreement does not contain a financing condition.

•	Does the Purchase Agreement contain any conditions to closing?

o	The closing of the Transaction is subject to customary conditions, including the approval by the affirmative vote of a majority of the Company’s shareholders and the receipt of required regulatory approvals. Each party’s obligations are also subject to certain additional conditions, including (a) subject to certain exceptions, the accuracy of the representations and warranties of the other party and (b) performance in all material respects by the other party of its obligations under the Purchase Agreement.

o	In addition to such customary closing conditions, EverBank’s obligation to complete the Transaction is subject to the following conditions:

▪	that the average daily closing balance of the Bank’s deposits (excluding brokered deposits) for the monthly period ending on the last day of the month before closing is not less than 85% of the average daily closing balance of such deposits for the monthly period ending on July 31, 2024; and

▪	that affiliates of Bayview Asset Management have purchased the Bank’s portfolio of residential tenant-in-common loans, which had an aggregate principal balance of $372,880,890 at June 30, 2024, pursuant to a separate loan purchase agreement entered into at the same time as the Purchase Agreement. The purchase price for the residential tenant-in-common loan portfolio will be paid to the Bank. The purchase price to be paid by EverBank to the Company in the Transaction takes into account the sale of the tenant-in-common loans by the Bank.

•	Under what circumstances can the Purchase Agreement be terminated?

o	The Purchase Agreement provides certain termination rights for both the Company and EverBank, such as termination by mutual consent, if regulatory approvals are denied or if the closing has not occurred on or before June 30, 2025. The Purchase Agreement further provides that a termination fee of $9,135,000 will be payable by the Company to EverBank upon termination of the Purchase Agreement under certain circumstances, including if the Company terminates the Purchase Agreement to enter into a superior proposal or if EverBank terminates the Purchase Agreement after the Company Board changes its recommendation for shareholders to vote in favor of the Purchase Agreement.

•	When is the Transaction expected to close and what regulatory approvals does the Purchase Agreement require? Does the Company see any issues obtaining regulatory approvals?

o	The Company currently anticipates that the Transaction will close in the first quarter of 2025 subject to customary closing conditions, including regulatory approvals and approvals from the shareholders. The closing of the Transaction requires the approval of the Federal Reserve and the Office of the Comptroller of the Currency. The Company does not expect there to be any issues in obtaining the required regulatory approvals.

•	Why is the Company planning to dissolve?

o	As a result of the closing of the Transaction, the Company would have no operations and would no longer be a savings and loan holding company. The Company’s only assets would be cash and liquid securities. In order to efficiently distribute the Company’s remaining assets, including the cash purchase price from the Transaction, to shareholders, the Company is planning to wind down and dissolve. In addition, immediately following the closing of the Transaction, the Company intends to voluntarily delist its common stock from Nasdaq, with trading in the stock intended to cease at such time or immediately thereafter, and deregister its common stock in order to terminate and suspend its reporting obligations under the Securities Exchange Act of 1934, as amended.

•	What does the Plan of Dissolution provide for?

o	The Plan of Dissolution provides for the dissolution of the Company under Michigan law. If the Plan of Dissolution is approved by the Company’s shareholders, the Company intends to file a certificate of dissolution with the Michigan Department of Licensing and Regulatory Affairs and distribute all remaining assets, expected to be all cash, to its shareholders according to their respective rights and interests, with the final distribution subject to first completing the wind down of the Company and paying or providing for the Company’s creditors and existing and reasonably foreseeable debts, liabilities, and obligations in accordance with Michigan law and the Plan of Dissolution.

•	When will shareholders receive distributions pursuant to the Plan of Dissolution?

o	Cash distributions to shareholders pursuant to the Plan of Dissolution will likely occur in two stages, with an initial distribution to shareholders of substantially all of the purchase price received by the Company from the sale of the Bank to occur shortly following the closing of the Transaction. The final distribution would occur following the resolution of all of the Company’s obligations and liabilities in accordance with Michigan law and the Plan of Dissolution. It is anticipated that the earliest the final distribution would occur is six months following the closing of the Transaction.

•	How much of the purchase price received by the Company under the Purchase Agreement will be distributed to shareholders? How much will be used for the wind down of the Company?

o	In addition to the cash purchase price under the Purchase Agreement of $261,000,000, the Company expects to have approximately $11,000,000 in cash at year-end 2024, bringing total expected cash following completion of the sale to $272,000,000. The Company expects to make an initial distribution of $257,000,000, or approximately 95% of the Company’s cash, to shareholders shortly after the closing of the Transaction and filing of the certificate of dissolution, leaving $15,000,000 reserved for wind down costs and contingent liabilities.

o	The amount of monies to be reserved for wind down expenses and contingent liabilities is preliminary and cannot be finalized until much closer to closing. The Board has legal obligations under Michigan law to set aside monies for both known and contingent liabilities, so there is a significant possibility that the final reserve will differ materially from the estimates that have been prepared.

•	What is the expected per share value of the Company’s cash upon completion of the Transaction and the initial distribution to shareholders?

o	Upon receipt of the cash purchase price under the Purchase Agreement, the Company’s total cash will be approximately $272,000,000, or approximately $5.20 per share (calculated using the Company’s total shares outstanding as of July 31, 2024), prior to the payment of transaction costs, wind down costs and contingent liabilities. The initial distribution to shareholders is expected to be $257,000,000, or approximately $4.91 per share. The closing price of the Company’s shares on September 13, 2024, the business day immediately prior to the announcement of the Transaction, was $5.71 per share. The closing price of the Company’s shares on August 5, 2024, the day the Company entered into an agreement for exclusive negotiations with EverBank, was $5.43. The expected initial distribution of $4.91 per share represents an approximate 14% discount to the closing price of the Company’s shares on September 13, 2024 and an 9.6% discount to the closing price on the day the exclusivity agreement was signed.

•	Will distributions to shareholders pursuant to the Plan of Dissolution be taxable as dividends?

o	No, the Company currently expects that liquidating distributions made to shareholders pursuant to the Plan of Dissolution would be taxed as capital gains or loss.

•	Are the Purchase Agreement and Plan of Dissolution subject to shareholder approval?

o	Yes, both the Purchase Agreement and Plan of Dissolution require the affirmative vote of a majority of all the votes entitled to be cast on such matter by the Company’s shareholders. The Company will hold a special meeting of its shareholders, with the exact date to be announced at a later time. In the coming weeks, the Company will file with the Securities and Exchange Commission (“SEC”) a proxy statement on Schedule 14A that will contain more information on the special meeting and the voting rights of the Company’s shareholders.

•	Have any shareholders committed to vote or already voted for the approval of the Purchase Agreement and Plan of Dissolution?

o	We currently expect that the Company’s directors and executive officers will vote their shares in favor of the Purchase Agreement and Plan of Dissolution, although none of them has entered into any agreements obligating them to do so. As a condition for EverBank to enter into the Purchase Agreement, trustees for family trusts representing approximately 38% of the outstanding common stock of the Company have entered into agreements pursuant to which they have committed to vote their shares in favor of the Transaction.

•	Where can I find more information about the Purchase Agreement and Plan of Dissolution?

o	The Company expects to file with the SEC a proxy statement on Schedule 14A in the coming weeks in order to solicit proxies for the special meeting of the Company’s shareholders. Investors and shareholders of the Company will be able to obtain a free copy of the proxy statement as well as other relevant documents filed with the SEC without charge at the SEC’s website (http://www.sec.gov). Copies of the proxy statement and the filings with the SEC that will be incorporated by reference in the proxy statement can also be obtained, without charge, by directing a request to One Towne Square, Suite 1900, Southfield, Michigan 48076, Attn: Shareholder Relations Department, (248) 355-2400.

About Sterling Bancorp, Inc.

Sterling Bancorp, Inc. is a unitary thrift holding company. Its wholly owned subsidiary, Sterling Bank and Trust, F.S.B., has primary branch operations in the San Francisco and Los Angeles, California metropolitan areas and New York City. Sterling offers a range of loan products as well as retail and business banking services. Sterling also has an operations center and a branch in Southfield, Michigan. For additional information, please visit the Company’s website at http://www.sterlingbank.com.

Forward-Looking Statements

This Q&A contains certain statements that are, or may be deemed to be, “forward-looking statements” regarding the Company’s plans, expectations, thoughts, beliefs, estimates, goals and outlook for the future. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance, including any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions. These statements are often, but not always, made through the use of words or phrases such as “may,” “might,” “should,” “could,” “believe,” “expect,” “continue,” “will,” “estimate,” “intend,” “plan,” “anticipate,” and “would” or the negative versions of those words or other comparable words or phrases of a future or forward-looking nature, though the absence of these words does not mean a statement is not forward-looking. All statements other than statements of historical facts, including but not limited to statements regarding the economy and financial markets, government investigations, credit quality, the regulatory scheme governing our industry, competition in our industry, interest rates, our liquidity, our business and our governance, are forward-looking statements. We have based the forward-looking statements in this Q&A primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations, prospects, business strategy and financial needs. These forward-looking statements are not historical facts, and they are based on current expectations, estimates and projections about our industry, management's beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. There can be no assurance that future developments will be those that have been anticipated. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. The risks, uncertainties and other factors detailed from time to time in our public filings, including those included in the disclosures under the headings “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in our Annual Report on Form 10-K filed with the SEC on March 14, 2024, subsequent periodic reports and future periodic reports, could affect future results and events, causing those results and events to differ materially from those views expressed or implied in the Company’s forward-looking statements. These risks are not exhaustive. Other sections of this Q&A and our filings with the SEC include additional factors that could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this Q&A. Should one or more of the foregoing risks materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those projected in, or implied by, such forward-looking statements. Accordingly, you should not place undue reliance on any such forward-looking statements. The Company disclaims any obligation to update, revise, or correct any forward-looking statements based on the occurrence of future events, the receipt of new information or otherwise.

Additional Information and Where to Find It

In connection with the proposed transactions, Sterling intends to file relevant materials with the SEC, including a proxy statement on Schedule 14A.

This communication does not constitute an offer to sell or a solicitation of an offer to buy any securities or a solicitation of any vote or approval. SHAREHOLDERS OF STERLING ARE URGED TO READ, WHEN AVAILABLE, ALL RELEVANT DOCUMENTS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED WITH THE SEC, INCLUDING STERLING’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT STERLING AND THE PROPOSED TRANSACTIONS.

Investors and shareholders of Sterling will be able to obtain a free copy of the proxy statement as well as other relevant documents filed with the SEC without charge at the SEC’s website (http://www.sec.gov). Copies of the proxy statement and the filings with the SEC that will be incorporated by reference in the proxy statement can also be obtained, without charge, by directing a request to One Towne Square, Suite 1900, Southfield, Michigan 48076, Attn: Shareholder Relations Department, (248) 355-2400.

Participants in the Solicitation

Sterling and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transactions under the rules of the SEC. Information regarding Sterling’s directors and executive officers is available in the proxy statement for its 2024 annual meeting of shareholders, which was filed with the SEC on April 4, 2024, and certain of its Current Reports on Form 8-K. Other information regarding the participants in the solicitation of proxies in respect of the proposed transactions and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC. Free copies of these documents, when available, may be obtained as described in the preceding paragraph.

Investor Contact:

Sterling Bancorp, Inc.

Karen Knott

Executive Vice President and Chief Financial Officer

(248) 359-6624

kzaborney@sterlingbank.com